UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

Genasys Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16262 West Bernardo Drive
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 676-1112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	GNSS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.

On September 14, 2026, Genasys Inc. (the “Company”) entered into, and closed on, a First Amendment to Loan Agreement (the “First Amendment”) with Maran Partners Fund, LP, a Delaware limited partnership (the “Lender”), to amend that certain Loan Agreement, dated as of June 9, 2026, between the Company and the Lender (as amended, the “Loan Agreement”), pursuant to which the Lender had extended an unsecured term loan to the Company in the principal amount of $4,300,000 (the “Term Loan”). Concurrently with closing on the First Amendment, the Company repaid $800,000 of such principal amount. Giving effect to such repayment, the principal amount outstanding under the Term Loan is $3,500,000.

Among other things, the First Amendment (i) extended the maturity date of the Term Loan from September 14, 2026 to October 30, 2026 and (ii) reduced the advance notice required for optional prepayments, permitted under the Loan Agreement subject to the terms contained therein, from 30 days to 3 business days. The First Amendment imposed an amendment fee of $92,500 on the Company, which was paid at closing.

Except as set forth above, the First Amendment did not modify the material terms of the Loan Agreement, which contains customary representations and warranties of the Company, affirmative and negative covenants (including, without limitation, restricting the Company from certain distributions, indebtedness, fundamental changes, sales of assets, and redemptions), Events of Default (including a change of control) and remedies thereupon, indemnification obligations of the Company, and other obligations and rights of the parties. The Loan Agreement also provides for mandatory prepayment of the Loan upon the occurrence of certain events, including a change of control of the Company, certain asset sales outside the ordinary course of business, and certain equity issuances.

The foregoing description of the First Amendment is qualified by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The First Amendment has been included to provide investors with information regarding its terms. The representations, warranties and covenants contained in the First Amendment were made only for purposes of the First Amendment and as of specific dates, were solely for the benefit of the Lender, are subject to limitations agreed upon by the parties thereto, and should not be relied upon by investors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Loan Agreement, dated September 14, 2026, between Genasys Inc. and Maran Partners Fund, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genasys Inc.

Date:	September 14, 2026	By:	/s/ Cassandra L. Hernandez-Monteon
Cassandra L. Hernandez-Monteon Chief Financial Officer